PROSPECTUS SUPPLEMENT                      This Prospectus Supplement,
FOR THE PERIOD ENDING                      filed pursuant to Rule 424(b)(3),
SEPTEMBER 30, 1996 TO                      relates to Registration Statement
PROSPECTUS DATED                           No. 33-43724-01 and the
JULY 22, 1991                              Prospectus dated October 8, 1991


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 15, 1996


                           DISCOVER CARD TRUST 1991 E
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware             0-19759                           Not Applicable
--------             -------                           --------------
(State of            (Commission                       (IRS Employer
organization)        File Number)                      Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                                    19720
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
                         ---------------------------------
         (Former name or former address, if changed since last report)

                                 Page 1 of 14
                         Index to Exhibits is on page 4

Item 5. Other Events

On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of September 1996, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description
-----------     -----------

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 E related to the Due Period ending September 30, 1996.

                                   SIGNATURES

                     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    DISCOVER CARD TRUST 1991 E
                                           (Registrant)

                                    By: DISCOVER RECEIVABLES FINANCING
                                        GROUP, INC.
                                        as originator of the Trust


                                    By:          Birendra Kumar
                                       ------------------------------------
                                        Birendra Kumar
                                        Vice President and Treasurer


Date: October 15, 1996

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 E related to the Due Period ending September 30, 1996.